Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

CERo Therapeutics Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	26,619,050	(2)	$1.835	(3)	$48,845,956.75	0.0001476	$7,209.67
Carry Forward Securities
Carry Forward Securities	—	—	—	—				—			—	—	—	—
	Total Offering Amounts							$48,845,956.75		$7,209.67
	Total Fees Previously Paid									—
	Total Fee Offsets									—
	Net Fee Due									$7,209.67

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional shares of common stock, par value $0.0001 per share (“Common Stock”), of CERo Therapeutics Holdings, Inc. (the “Company”) as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(2)	Includes (i) 25,000,000 shares of Common Stock that the Company may elect, in its sole discretion, to issue and sell to Keystone Capital Partners, LLC (“Keystone”) pursuant to a Common Stock Purchase Agreement, dated as of February 14, 2024, by and between the Company and Keystone (the “Keystone Purchase Agreement”) and 619,050 shares of Common Stock that have been or will be issued to Keystone as consideration for it entering into the Keystone Purchase Agreement (assuming the shares to be issued are sold at a price of $1.00 per share); and (ii) 1,000,000 shares of Common Stock that will be issued to Arena Business Solutions Global SPC II, Ltd on behalf of and for the account of Segregated Portfolio #13 – SPC #13 (“Arena”), pursuant to the Purchase Agreement, dated as of February 23, 2024, by and between the Company and Arena (the “Arena Agreement”), as consideration for its execution and delivery of the Arena Agreement (assuming the shares are sold at a price of $1.00 per share).

(3)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of Common Stock on the Nasdaq Global Market on April 5, 2024. This calculation is in accordance with Rule 457(c) of the Securities Act.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A

3